Exhibit 99.1

FORM OF PURCHASE AGREEMENT

Trimble Navigation Limited
645 North Mary Avenue
Sunnyvale, California 94085
Attention: Chief Executive Officer

Ladies and Gentlemen:

     The undersigned,                                (the “Investor”), hereby confirms its agreement with you as follows:

     1.     This Purchase Agreement (the “Agreement”) is made as of                                     between Trimble Navigation Limited, a California corporation (the “Company”), and the Investor.

     2.     The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor                 shares of common stock (the “Shares”) of the Company, for a purchase price of $                     per share, or an aggregate purchase price of $                                   . The Investor acknowledges that the offering of the Shares is not a firm commitment underwriting.

     3.     The completion of the purchase and sale of the Shares (the “Closing”) shall occur on                                               (the “Closing Date”). At the Closing, the Company shall deliver to the Investor, using customary book-entry procedures, the number of Shares as set forth above in Section 2, and the Investor shall deliver, or cause to be delivered, to the Company wire transfer of funds in the full amount of the purchase price for the Shares being purchased.

     4.     This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

     5.     This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

     Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Name of Investor:

By:

Print Name:

Title:

Address:

Tax ID No.:

Contact Name:

Telephone:

Name in which book-entry should be made (if different):

AGREED AND ACCEPTED:

Trimble Navigation Limited, a California corporation

By:

Name: Title: